UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2007

Commission File Number 0-23903

eAUTOCLAIMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	95-4583945
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

110 East Douglas Road, Oldsmar, Florida	34677
(Address of principal executive offices)	(Zip Code)

(813) 749-1020

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2007 the Company entered into employment agreements with its Chief Executive Officer, Mr. Jeffrey Dickson, and its Chief Financial Officer, Mr. Larry Colton. Under the terms of the agreement with Mr. Dickson, which has a term of eighteen months, he will receive a base salary of $150,000, a monthly auto allowance of $750 and a monthly personal allowance of $1,000. He may receive bonus compensation in an amount approved by the Company’s Board of Directors based on performance criteria as may be established by the Compensation Committee. In the event of termination for any reason other than for “cause”, death or disability, or voluntary termination, Mr. Dickson will receive a cash lump sum equal to one times his then current base salary.

Under the terms of the agreement with Mr. Colton, which has a term of twenty-four months, he will receive a base salary of $112,500 and a monthly auto allowance of $400. He may receive bonus compensation in an amount approved by the Company’s Board of Directors based on recommendations of the Company’s Chief Executive Officer considering the performance criteria as may be established by the Board of Directors. If the Company elects not to renew this agreement, Mr. Colton will be entitled to receive Severance Pay for a period of nine months, payable in regular installments in accordance with the Company’s general payroll practices for salaried employees.

On April 16, 2007 the Company announced that David Mattingly, its Chief Information Officer, would not be renewing his current employment contract that expires on April 30, 2007. Mr. Mattingly has decided to relocate to pursue other IT opportunities.

The Company also announced that, effective May 1, 2007 its current Vice President of Information Technology, Don Thomas, will serve as the new Chief Information Officer of eAutoclaims, Inc. Mr. Thomas joined eAutoclaims, Inc. on January 8, 2007. Prior to that Mr. Thomas spent the previous nine years at Fidelity National Information Services where he held a variety of positions in the Information Technology field, the most recent being Assistant Vice President of Technology. Mr. Thomas earned a BS in Computer Science from UCLA. The Company has entered into an employment agreement with Mr. Thomas which has a term of twenty-seven months. Under the terms of the agreement, Mr. Thomas will receive a base salary of $132,000 and a monthly auto allowance of $400. He may receive bonus compensation in an amount as approved by the Company’s Board of Directors or the Chief Executive Officer in its sole discretion based upon the performance criteria as may be established by the Board of Directors or the Chief Executive Officer. If the Company elects not to renew this agreement, Mr. Thomas will be entitled to receive Severance Pay for a period of six months, payable in regular installments in accordance with the Company’s general payroll practices for salaried employees.

Item 9.01	Financial Statements and Exhibits

Exhibit Number Description

Employment Agreement Jeffrey Dickson
Employment Agreement Larry Colton
Employment Agreement Don Thomas

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 23, 2007	eAUTOCLAIMS, INC.

	By:	/s/ Jeffrey Dickson
	Print Name:	Jeffrey Dickson
	Title:	CEO and President